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                            SCHEDULE 14C INFORMATION

Proxy Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934 (Amendment No. )

Check the appropriate box:

[ ]      Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[X]      Definitive Information Statement

                        PURADYN FILTER TECHNOLOGIES, INC.
                        --------------------------------
                (Name of Registrant as Specified In Its Charter)

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[X]      No fee required.

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                  applies: N/A

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                  computed pursuant to Exchange Act Rule 0-11: N/A

         (4)      Proposed maximum aggregate value of transaction: N/A

         (5)      Total fee paid: N/A

[ ]      Fee paid previously with preliminary materials.

[ ]      Check box if any part of the fee is offset as provided by Exchange
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                        PURADYN FILTER TECHNOLOGIES, INC.

TO OUR SHAREHOLDERS:

         This information statement is being provided to the shareholders of Puradyn Filter Technologies, Inc. (the "Company"). The Company's Board of Directors has approved and recommended an amendment to the Company's 1999 Stock Option Plan increasing the number of shares of common stock available for issuance under the plan.

         As a matter of regulatory compliance we are sending you this Information Statement which describes the purpose and effect of the aforedescribed amendments.

         Please note this document is provided solely for your information. It is not a proxy, and we do not require a vote in this matter.

         Please feel free to call us at 561-547-9499 should you have any questions on the enclosed Information Statement. We thank you for your continued interest in the Company.

                                      For the Board of Directors
                                      of PURADYN FILTER
                                      TECHNOLOGIES, INC.

                                      /s/ RICHARD C. FORD
                                      ----------------------------------------
                                      Richard C. Ford, Chief Executive Officer

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                        PURADYN FILTER TECHNOLOGIES, INC.

                              3020 High Ridge Road
                                    Suite 100
                          Boynton Beach, Florida 33426

                              INFORMATION STATEMENT

General Information for Stockholders

         This Information Statement is furnished to the holders of common stock of Puradyn Filter Technologies, Inc., a Delaware corporation (the "Company") in order to comply with the requirements of Section 14(c) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Regulation 14C under the Exchange Act. On June 23, 2000, the Company's Board of Directors approved an amendment to the Company's 1999 Stock Option Plan (the "Stock Option Plan Amendment") increasing the number of shares available under the plan from 2,000,000 to 3,000,000. The proposed Stock Option Plan Amendment will become effective upon the filing with the Company of the written consent of the holders of not less than a majority in interest of the Company's outstanding common stock. The Company anticipates that the filing of the written consent will occur on or about June 22, 2001 (the "Effective Date"). If the proposed Stock Option Plan Amendment was not adopted by written consent, it would have required to be considered by the Company's shareholders at a special shareholders' meeting convened for the specific purpose of approving the Stock Option Plan Amendment.

Vote Required

         The elimination of the need for a special meeting of shareholders to approve the amendments is made possible by Section 228 of the Delaware General Corporation Law (the "Delaware Act") which provides that the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted may be substituted for such a special meeting. The affirmative vote of a majority of its shareholders is necessary to amend the Company's 1999 Stock Option Plan. In order to eliminate the costs and management time involved in holding a special meeting, the Company has elected to utilize the written consent of the holders of a majority of the issued and outstanding common stock of the Company, the only class of voting securities of the Company. As discussed hereafter, the Board of Directors has recommended the Stock Option Plan Amendment so that the Company's ability to grant additional options under the 1999 Stock Option Plan would not be unduly limited, which could adversely affect its ability to attract and retain qualified personnel.

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         Richard C. Ford, Joseph Vittoria, Kevin Kroger, Alan J. Sandler, Peter
Stephaich and Ottavio Serena officers and/or directors of the Company, Quantum Industrial Partners LDC, who is reflected as a principal shareholder of the Company and who owns in the aggregate 4,570,000 shares of the Company's common stock, and Par Investment Partners, representing 50.87% of the outstanding common stock of the Company entitled to vote on the Stock Option Plan Amendment, have indicated that they intend to give their written consent to the adoption of the Stock Option Plan Amendment described in this Information Statement. The written consent of such persons to the Stock Option Plan Amendment will become effective upon the filing of their written consents with the Corporate Secretary of the Company. The Company anticipates that the filing of such written consents will occur on or before June 22, 2001, following which the Company will effect the Stock Option Plan Amendment. The date on which this Information Statement was first sent to shareholders is on or about June 4, 2001. The record date established by the Company for purposes of determining the number of outstanding shares of common stock of the Company is May 23, 2001 (the "Record Date").

         Pursuant to Delaware Act, the Company is required to provide prompt notice of the taking of the corporate action without a meeting to the shareholders of record who have not consented in writing to such action. Inasmuch as the Company will have provided to its shareholders of record on the Record Date this Information Statement, no additional action will be undertaken pursuant to such written consents, and no dissenters' rights under the Delaware Act are afforded to the Company's shareholders upon the adoption of the Stock Option Plan Amendment.

                                EXECUTIVE OFFICES

         The Company's principal executive offices are located at 3020 High Ridge Road, Suite 100, Boynton Beach, Florida 33426. Its telephone number is
(561) 547-9499.

                     OUTSTANDING VOTING STOCK OF THE COMPANY

         On the Record Date there were 14,217,041 shares of common stock issued and outstanding. The common stock constitutes the sole class of voting securities of the Company. Each share of common stock entitles the holder thereof to one vote on all matters submitted to shareholders.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

         The following table sets forth the common stock ownership information as of the Record Date, with respect to each person who has indicated that they intend to give their written consent to the adoption of the Stock Option Plan Amendment. Unless

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otherwise indicated, the business address of each person listed is 3020 High
Ridge Road, Suite 100, Boynton Beach, Florida 33426.

                                              SHARES BENEFICIALLY
                                                       OWNED
NAME OF                                 --------------------------------
BENEFICIAL OWNER                        NUMBER                   PERCENT
------------------------------------------------------------------------

Quantum Industrial Partners LDC (1)        4,570,000             32.12%
Richard C. Ford (2)                          919,918              6.47%
Kevin Kroger (3)                              20,000              0.14%
Alan J. Sandler (4)                           58,538              0.41%
Joseph V. Vittoria (5)                     1,143,334              8.04%
Peter Stephaich (6)                          100,000              0.70%
Ottavio Serena (6)                            20,000              0.14%
Par Investment Partners                      400,000              2.81%

TOTAL                                      7,231,790             50.87%
----------

*    represents less than 1%

(1) Address is c/o Curacao Corporation Company, N.V., Kaya Flamboyan, Willenstad Curacao, Netherlands, Antilles.

(2)      Mr. Ford serves as Chief Executive Officer and a director.

(3)  Mr. Kroger is President, Chief Operating Officer, and a director.

(4) Mr. Sandler serves as Vice President, Chief Financial Officer, Secretary and director.

(5)  Mr. Vittoria serves as Chairman of the Board of Directors.

(6)  Messrs. Stephaich and Serena serve as directors.


                AMENDMENT TO THE COMPANY'S 1999 STOCK OPTION PLAN
               INCREASING THE NUMBER OF SHARES UNDERLYING OPTIONS
                       WHICH CAN BE GRANTED UNDER THE PLAN


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Generally

         The Stock Option Plan Amendment amends the 1999 Stock Option Plan (the "Plan") increasing the number of shares of common stock issuable under the Plan upon exercise of options granted to the Company's employees, directors and advisors from 2,000,000 shares to 3,000,000 shares. A copy of the Plan may be obtained from the Corporate Secretary at the Company's offices at 3020 High Ridge Street, Suite 100, Boynton Beach, Florida 33426; telephone (407) 547-9499.

         The Plan was adopted on September 15, 1999, and amended by the Board of Directors, subject to shareholder consent, on June 23, 2000. This Information Statement relates to the shareholder consent. The stated purpose of the Plan is to increase the Company's employees', advisors', consultants' and non-employee directors' proprietary interest in the Company, as well as to enable the Company to attract and retain the services of experienced and highly qualified employees and non-employee directors.

         Under the Plan, as amended, the Company has reserved an aggregate of 3,000,000 shares of common stock for issuance pursuant to options granted under the Plan ("Plan Options"). The Board of Directors or a committee of the Board of Directors (the "Committee") of the Company will administer the Plan including, without limitation, the selection of the persons who will be granted Plan Options under the Plan, the type of Plan Options to be granted, the number of shares subject to each Plan Option and the Plan Option price.

         Options granted under the Plan may either be options qualifying as incentive stock options ("Incentive options") under Section 422 of the Internal Revenue Code of 1986, as amended, or options that do not so qualify ("Non-Qualified Options"). In addition, the Plan also allows for the inclusion of a reload option provision ("Reload Option"), which permits an eligible person to pay the exercise price of the Plan Option with shares of common stock owned by the eligible person and receive a new Plan Option to purchase shares of common stock equal in number to the tendered shares. Any Incentive Option granted under the Plan must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of such grant, but the exercise price of any Incentive Option granted to an eligible employee owning more than 10% of the Company's common stock must be at least 110% of such fair market value as determined on the date of the grant. The term of each Plan Option and the manner in which it may be exercised is determined by the Board of the Directors or the Committee, provided that no Plan Option may be exercisable more than 10 years after the date of its grant and, in the case of an Incentive Option granted to an eligible employee owning more than 10% of the Company's common stock, no more than five years after the date of the grant.

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         The exercise price of Non-Qualified Options shall be determined by the
Board of Directors or the Committee and cannot be less than the par value of the Company's common stock.

         The per share purchase price of shares subject to Plan Options granted under the Plan may be adjusted in the event of certain changes in the Company's capitalization, but any such adjustment shall not change the total purchase price payable upon the exercise in full of Plan Options granted under the Plan.

         Officers, directors, key employees and consultants of the Company and its subsidiaries (if applicable in the future) are eligible to receive Non-Qualified Options under the Plan. Only officers, directors and employees of the Company who are employed by the Company or by any subsidiary thereof are eligible to receive Incentive Options.

         All Plan Options are generally non-assignable and non-transferable, except by will or by the laws of descent and distribution, and during the lifetime of the optionee, may be exercised only by such optionee. If an optionee's employment is terminated for any reason, other than his death or disability or termination for cause, or if an optionee is not an employee of the Company but is a member of the Company's Board of Directors and his service as a director is terminated for any reason, other than death or disability, the Plan Option granted to him generally shall lapse to the extent unexercised on the earlier of the expiration date or 30 days following the date of termination. If the optionee dies during the term of his employment, the Plan Option granted to him generally shall lapse to the extent unexercised on the earlier of the expiration date of the Plan Option or the date one year following the date of the optionee's death. If the optionee is permanently and totally disabled within the meaning of Section 22 (c) (3) of the Internal Revenue Code of 1986, the Plan Option granted to him generally lapses to the extent unexercised on the earlier of the expiration date of the option or one year following the date of such disability.

         The Board of Directors or the Committee may amend, suspend or terminate the Plan at any time, except that no amendment shall be made which (i) increases the total number of shares subject to the Plan or changes the minimum purchase price therefor (except in either case in the event of adjustments due to changes in the Company's capitalization), (ii) extends the term of any Plan Option beyond ten years, or (iii) extends the termination date of the Plan. Unless the Plan shall theretofore have been suspended or terminated by the Board of Directors, the Plan shall terminate on September 15, 2009. Any such termination of the Plan shall not affect the validity of any Plan Options previously granted thereunder.

         As of May 25, 2001, under the Plan incentive stock options to purchase 1,763,750 shares of common stock were outstanding and non-qualified options to purchase 220,000 shares of common stock were outstanding.

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Tax Aspects

         The following discussion is intended to provide an overview of the U.S. federal income tax laws which are generally applicable to options granted under the Plan as of the date of this Information Statement. Individuals or entities in differing circumstances may have different tax consequences, and the tax laws may change in the future. This discussion is not to be construed as tax advice.

         A recipient of a stock option will not have taxable income on the date of grant. Upon the exercise of non-qualified options, the participant will recognize ordinary income equal to the difference between the fair market value of the shares on the date of exercise and the exercise price. Any gain or loss recognized upon any later disposition of the shares generally will be long-term capital gain or loss, if held for more than 12 months after exercise.

         Purchase of shares upon exercise of an incentive stock option will not result in any taxable income to the participant, except for purposes of the alternative minimum tax. Gain or loss recognized by the participant on a later sale or other disposition either will be long-term capital gain or loss or ordinary income, depending upon how long the participant holds the shares. Any ordinary income recognized will be in the amount, if any, by which the lesser of the fair market value of such shares on the date of exercise, or the amount realized from the sale, exceeds the exercise price.

         The Company will be entitled to a tax deduction for an option in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. In addition, Internal Revenue Code Section 162(m) contains special rules regarding the federal income tax deductibility of compensation paid to the Company's Chief Executive Officer and to each of the other four most highly compensated executive officers. The general rule is that annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1 million. The Company can preserve the deductibility of certain compensation in excess of $1 million, however, if the Company complies with conditions imposed by Section 162(m). The Plan has been designed to permit the Board of Directors to grant options which satisfy the requirements of Section 162(m).

Reasons for Adoption of the Stock Option Plan Amendment

         If the Stock Option Plan Amendment was not adopted, the Company would be limited in ability to grant additional options under the Plan which could adversely affect its ability to attract and retain qualified personnel. The potential benefit to be received from a Plan Option is dependent on increases in the market price of the common stock. The ultimate dollar value of the Plan Options that have been or may be granted under the Plan is not currently ascertainable. On May 22, 2001, the closing price of the Company's common stock as reported on the OTC Bulletin Board was $4.65.

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No Dissenter's Rights

         Under the Delaware Act, shareholders are not entitled to dissenter's rights of appraisal with respect to the Stock Option Plan Amendment to increase the number of shares of common stock of the Company issuable upon the exercise of options granted under the Plan.

                                      BY ORDER OF THE
                                      BOARD OF DIRECTORS


                                      /s/ RICHARD C. FORD
                                      -----------------------------------------
                                      Richard C. Ford, Chief Executive Officer



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